                                                     EXHIBIT 32.1

                   Section 1350 Certification
                 By Principal Executive Officer

     I,  Daniel Greenberg, certify, pursuant to 18 U.S.C. Section
1350,  as adpoted pursuant to  Section 906 of the  Sarbanes-Oxley
Act of 2002, that the periodic report, to which this Statement is attached,  fully complies  with the requirements of Section 13(a)
or 15(d)  of  the  Securities and Exchange Act of  1934,  and the
information  contained  in  the  periodic report  to  which  this
Statement is attached, fairly presents, in all material respects,
the  financial   condition  and  results  of  operations  of  the
registrant.

     A  signed  original  of  this  written  statement  has  been provided  to the Company and will be retained by the Company  and furnished to the SEC upon request.

     Dated March 30, 2006

                              /s/ Daniel Greenberg
                              Daniel Greenberg
                              Chief Executive Officer